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                                                                   EXHIBIT 10.11

                              AMENDED AND RESTATED
                          1996 NON-EMPLOYEE DIRECTORS'
                              STOCK OPTION PLAN OF
                               ACCESS BEYOND, INC.


1. PURPOSE OF THE PLAN. This 1996 Non-Employee Directors' Stock Option Plan of Access Beyond, Inc., adopted as of the 18th day of November, 1996, and as amended and restated as of the 4th day of February, 1997, is intended to encourage directors of the Company who are not officers or key employees of the Company or any of its Subsidiaries to acquire or increase their ownership of common stock of the Company. The opportunity so provided is intended to foster in participants an incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries.

2. DEFINITIONS. When used herein, the following terms shall have the meanings set forth below:

         2.1 "Board" means the Board of Directors of the Company.

         2.2 "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a Change in Control shall be deemed to have occurred if:

                  2.2.1 any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five (25%) or more of the combined voting power of the Company then outstanding securities otherwise than through any transaction or transactions arranged, or consummated with the prior approval of, the Board; provided, however, that a Change in Control shall not be deemed to occur under this clause (a) by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company, or solely by reason of the new issuance of securities directly by the Company; or

                  2.2.2 during any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) there shall cease to be a majority of the Board comprised of Tenured Directors; or

                  2.2.3 (a) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result
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in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         2.3 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

         2.4 "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan.

         2.5 "Company" means Access Beyond, Inc., a Delaware corporation.

         2.6 "Directors" means directors who serve on the Board and who are neither officers nor key employees of the Company or any of its Subsidiaries.

         2.7 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

         2.8 "Exchange Act" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may be amended or replaced.

         2.9 "Fair Market Value" means with respect to the Shares, the closing price of the Shares as reported on the NASDAQ National Market System, on the last business day prior to the date on which the value is to be determined, as reported in the Wall Street Journal or such other source of quotations for, or report of trading of, the Shares as the Committee may reasonably select from time to time. Notwithstanding the foregoing, with respect to Options granted on the effective date of the Plan, Fair Market Value means the average closing price of the Shares on the NASDAQ National Market System for the ten (10) trading days immediately following the last business day prior to the effective day of the Plan.

         2.10 "Option" means the right to purchase the number of Shares specified by the Plan at a price and for a term fixed by the Plan, and subject to such other limitations and restrictions as the Plan and the Committee imposes.


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         2.11 "Option Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Director and which shall set forth the terms and conditions of an Option under the Plan.

         2.12 "Plan" means the 1996 Non-Employee directors' Stock Option Plan of Access Beyond, Inc., as amended and restated.

         2.13 "Regulation T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time.

         2.14 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

         2.15 "Share" means shares of the Company S.01 par value common stock or, if by reason of the adjustment provisions contained herein, any rights under an Option under the Plan pertain to any other security, such other security.

         2.16 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         2.17 "Successor" means the legal representative of the estate of a deceased Director or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Director.

         2.18 "Tenured Directors" means individuals who at the beginning of any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

         2.19 "Term" means the period during which a particular Option may be exercised.

3. STOCK SUBJECT TO THE PLAN.. There will be reserved for use, upon the exercise of Options to be granted from time to time under the Plan, an aggregate of 250,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares,



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or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

4. ADMINISTRATION OF THE PLAN. The Board shall appoint the Committee, which shall consist of at least two (2) members of the Board who are neither employees nor officers of the Company. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee.

5. GRANT OF OPTIONS. Each Director who is a Director on the date the Plan becomes effective shall be granted an Option on such date to purchase 25,000 Shares without further action by the Board or the Committee. Each Director who joins the Board after the date the Plan becomes effective shall be granted an Option on the first day of his initial term on the Board to purchase 25,000 Shares without further action by the Board or the Committee. In addition, on the fifth business day after the Company's Annual Report on Form 10-K is filed with the Securities and Exchange Commission for each fiscal year during which the Plan is in effect, each Director who is a Director on such date shall be automatically granted an additional Option to purchase 5,000 Shares without further action by the Board or the Committee. If the number of Shares available under the Plan on a scheduled grant date is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each Eligible Director shall receive an Option to purchase a pro rata number of the remaining Shares, if any, under the Plan; provided further, however, that if such proration results in fractional Shares, then such Option shall be rounded down to the nearest number of whole Shares. A Director may designate one or more persons (as defined in Sections 13(d) and 14(d) of the Exchange Act) who are neither officers nor key employees of the Company or any of its Subsidiaries to be granted the Options which such Director is entitled to received hereunder, in which case the Options granted to such designee shall be subject to the provisions hereof that would have been applicable to such Director, had such Options been granted to such Director.


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6.       BASIC STOCK OPTION PROVISIONS.

         6.1 Option Price. The option price per share of any Option granted under the Plan shall be the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

         6.2 Term of Options. Subject to paragraphs (a) and (b) of this Section 6.2, Options granted hereunder shall be exercisable for a Term of ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

                  6.2.1 Except as otherwise provided in the Plan, prior to its expiration or termination, any Option granted hereunder on the date the Plan becomes effective or on the first day of a Director's initial term on the Board (each, an "Initial Option") may be exercised within the following time limitations:

                           (a) After one year from the date of grant, an Initial
Option may be exercised as to not more than thirty percent (30%) of the Shares originally subject to the Initial Option.

                           (b) After two years from the date of grant, an
Initial Option may be exercised as to not more than sixty percent (60%) of the Shares originally subject to the Initial Option.

                           (c) After three years from the date of the grant, an
Initial Option may be exercised as to any part or all of the Shares originally subject to the Initial Option.

                  6.2.2 Except as otherwise provided in the Plan, prior to its expiration or termination, any Option granted hereunder that is not an Initial Option may be exercised at any time after three years from the date of grant.

         6.3 Termination of Directorship. In the event a Director ceases to be a member of the Board (other than by reason of death or disability), then (a) an Option may be exercised by the Director (to the extent the Director shall have been entitled to do so at the time he or she ceased to be a member of the Board) at any time within seven (7) months after he or she ceases to be a member of the Board, but not beyond the Term of the Option and (b) the portion of the Option that has not vested as of the date the Director ceases to be a member of the Board shall automatically terminate.

         6.4 Death or Disability of Director. If a Director dies or becomes disabled while he or she is a member of the Board, or within seven (7) months after he or she ceases to be a Member of the Board, an Option may be exercised (to the extent the Director was entitled to do so at the time of his or her death or disability) by the Director or the Director's Successor, as the case may be, at any time within one (1) year after the Director ceases to be a member of the Board on account of such death or disability, but not beyond the Terms of the Option.


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7.       EXERCISE OF RIGHTS UNDER OPTIONS.

         7.1 Notice of Exercise. A Director entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment shall be made in cash or by certificates of Shares held for more than six (6) months, duly endorsed in blank equal in value to the purchase price of the Shares to be purchased based on their Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company's Chief Financial Officer, or such other person as the Committee may designate. No fractional Shares shall be issued.

         7.2 Cashless Exercise Procedures. The Company, in its sole discretion, may establish procedures whereby a Director, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Director wishing to utilize the cashless exercise program.

8. OTHER OPTION TERMS AND CONDITIONS. Each Option or each Option Agreement evidencing the grant of an Option shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Committee.

9. RIGHTS OF OPTION HOLDER. The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under his or her Option, except to the extent that one or more certificates for such Shares shall be issuable to the holder upon the due exercise of the Option and the payment in full of the purchase price therefor.

10. NONTRANSFERABILITY OF OPTIONS. An Option shall not be transferable, other than: (a) by will or the laws of descent and distribution, and an Option subject to exercise may be exercised, during the lifetime of the holder of the Option, only by the holder, or in the event of death, the holder's Successor, or in the event of disability, the holder's personal representative, or (b) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder.

11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore


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granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of an Option, in cash or in shares, in an amount equal to the difference between the price at which such Option may be exercised and the then current fair market value of the Shares subject to such Option as equitably determined by the Committee). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

12. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan or in any Option Agreement, in the case of a Change in Control of the Company, each Option granted under the Plan shall terminate on the later of (a) ninety (90) days after the occurrence of such Change in Control and (b) seven (7) months following the date of grant of an Option, and an Option holder shall have the right, commencing at least five (5) days prior to such Change in Control and subject to any other limitation on the exercise of such Option in effect on the date of exercise, to immediately exercise any Option in full, without regard to any vesting limitations, to the extent it shall not have been previously exercised.

13. FORMS OF OPTIONS. An Option shall be granted hereunder on the date or dates specified in the Plan. Whenever the Plan provides for the receipt of an Option by a Director, the Company's Chief Financial Officer or such other person as the Committee shall appoint, shall send notice thereof to the Director, in such form as the Committee shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof The notice shall be accompanied by a written Option Agreement, in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. Execution by the Director to whom such Option is granted of said Option Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Option.

14.      TAXES.

         14.1 Right to Withhold Required Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold, if any, with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Director.

         14.2 Director Election to Withhold Shares. A Director may satisfy the withholding tax liability, if any, with respect to the exercise of an Option, by having the Company withhold Shares otherwise issuable upon exercise of the Option if such Director makes an election to do so which satisfies the requirements of Rule 16b-3.


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15. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date the Plan becomes effective, and an Option shall not be granted under the Plan after that date although tho terms of any Option may be amended at any date prior to the end of its Term in accordance with the Plan. Any Option outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

16. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.

17. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares pursuant to an Option exercise may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require a Director to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant thereto.

18. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

19. EFFECTIVENESS OF THE PLAN. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the Company's stockholders at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board, the Plan and all Options made under it shall be void and of no force and effect. In aid of this provision any Options granted prior to the approval of the Plan by the Company's stockholders shall be conditioned upon receipt of such approval.

20. OTHER PROVISIONS. As used in the Plan, and in Option Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in Option Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof

21. DELAWARE LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.


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